SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
 May 7, 2004

PartnerRe Ltd.
(Exact Name of Registrant as Specified in Charter)

Bermuda (State or Other Jurisdiction of Incorporation)	0-2253 (Commission File Number)	Not Applicable
(I.R.S. Employer Identification No.)

Chesney House, 96 Pitts Bay Road, Pembroke, Bermuda
(Address of Principal Executive Offices)

HM 08
(Zip Code)

(441) 292-0888
(Registrant’s Telephone Number, Including Area Code)

Item 9. Regulation FD Disclosure

      In response to investor inquiries, the Company reports that, as of April 30, 2004, under both active and expired equity compensation plans, the number of securities to be issued upon exercise of outstanding options, warrants and rights was 3,974,581 shares at a weighted average exercise price of $48.58 per share and the number of securities remaining available for future issuance under the plans was 1,208,391 shares (which includes 972,267 shares remaining available for grant under the 2003 Non-Employee Director Stock Plan).

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PartnerRe Ltd.
(Registrant)

By::	/s/ Amanda Sodergren

	Name:	Amanda Sodergren
	Title:	Associate General Counsel

Date: May 7, 2004